Exhibit 99.1

Source: Repligen Corporation

July 15, 2019 16:02 ET

Repligen Corporation Announces Proposed Public Offerings of $100 million of Common Stock and $250 million of Convertible Senior Notes

WALTHAM, Mass., July 15, 2019 (GLOBE NEWSWIRE) — Repligen Corporation (NASDAQ: RGEN) (“Repligen”) today announced that it has commenced concurrent underwritten public offerings of $100,000,000 in shares of its common stock (the “Shares”) and $250,000,000 aggregate principal amount of convertible senior notes due 2024 (the “Notes”). In addition, Repligen expects to grant the underwriters of the offering of Shares (the “Shares Offering”) a 30-day option to purchase up to $15,000,000 of additional Shares and the underwriters of the offering of Notes (the “Notes Offering”) a 13-day option to purchase up to $37,500,000 aggregate principal amount of additional Notes solely to cover over-allotments. The offerings are subject to market and other conditions, and there can be no assurance as to whether or when the offerings may be completed or as to the actual size or terms of the offerings. Neither offering is contingent on the completion of the other offering.

The Notes will be senior, unsecured obligations of Repligen, and interest will be payable semi-annually in arrears. The Notes will be convertible into cash, shares of Repligen’s common stock or a combination thereof, at Repligen’s election. The interest rate, conversion rate and other terms of the Notes are to be determined upon pricing of the Notes Offering.

Repligen intends to use the net proceeds from the offerings for working capital and other general corporate purposes, including up to approximately $115,000,000 to finance the redemption, or a portion of the consideration due in connection with a conversion or exchange, of Repligen’s existing 2.125% Convertible Senior Notes due 2021 (the “2016 Notes”). Net proceeds from the offerings may also be used to fund possible acquisitions of, or investments in, complementary businesses, products, services and technologies. Repligen has not entered into any agreements or commitments with respect to any acquisitions or investments at this time.

Contemporaneously with the pricing of the offerings, Repligen may enter into privately negotiated exchange transactions with certain holders of the 2016 Notes to exchange a portion of the 2016 Notes for a combination of cash in an amount equal to the principal amount exchanged and accrued and unpaid interest thereon and shares of Repligen’s common stock in excess thereof. Furthermore, contemporaneously with the closing of the offerings, Repligen intends to issue a notice of redemption in respect of the remaining 2016 Notes, which Repligen expects would result in the conversion of all or substantially all of the remaining 2016 Notes in accordance with their terms prior to the end of Repligen’s third fiscal quarter of 2019. Repligen intends to settle conversions of the remaining 2016 Notes with cash in an amount equal to the principal amount thereof and shares of Repligen’s common stock in excess thereof.

Repligen expects that holders of 2016 Notes that exchange their 2016 Notes in negotiated transactions with Repligen, if any, may enter into or unwind various derivatives with respect to Repligen’s common stock (including entering into derivatives with an affiliate of one of the underwriters in the Notes Offering) and/or purchase or sell shares of Repligen’s common stock in the market. In addition, Repligen expects that certain purchasers of the Notes may establish a short position with respect to Repligen’s common stock by short selling Repligen’s common stock or by entering into short derivative positions with respect to Repligen’s common stock (including entering into derivatives with an affiliate of one of the underwriters in the Notes Offering), in each case, in connection with the Notes Offering. Any of the above market activities by holders of the 2016 Notes or purchasers of the Notes, as applicable, could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Repligen’s common stock or the Notes at that time and Repligen cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or Repligen’s common stock.

J.P. Morgan Securities LLC, Stephens Inc. and Janney Montgomery Scott are acting as joint book-running managers for the Shares Offering. J.P. Morgan Securities LLC is acting as the sole book-running manager for the Notes Offering.

The Shares Offering and the Notes Offering are being made pursuant to Repligen’s shelf registration statement (including a base prospectus), a preliminary prospectus supplement related to the Shares Offering (together with such base prospectus, the “Shares Prospectus”) and a preliminary prospectus supplement related to the Notes Offering (together with such base prospectus, the “Notes Prospectus”), all of which Repligen filed or will file with the Securities and Exchange Commission (“SEC”). Before investing in the Shares or the Notes, investors should read the Shares Prospectus and the Notes Prospectus, respectively, in each case, including the documents incorporated by reference therein, and any free writing prospectus related to the Shares Offering and the Notes Offering, as the case may be. These documents may be freely obtained by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained, when available, from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com, from Stephens Inc., Attention: Equity Syndicate Desk, 111 Center Street, Little Rock, AR 72201, or by telephone at (800) 643-9691, or by email at prospectus@stephens.com or from Janney Montgomery Scott, Attention: Equity Syndicate, 60 State Street, 35th Floor, Boston, MA 02109, or by telephone at (617) 557-2971, or by email at prospectus@janney.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Shares or the Notes (or any shares of Repligen’s common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale of the Shares or the Notes (or any shares of Repligen’s common stock issuable upon conversion of the Notes) would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Repligen Corporation

Repligen Corporation is a global bioprocessing company that develops and commercializes highly innovative products that deliver cost and process efficiencies to biological drug manufacturers worldwide. Repligen’s corporate headquarters are in Waltham, MA (USA), with additional administrative and manufacturing operations in Marlborough, MA; Bridgewater, NJ; Rancho Dominguez, CA; Lund, Sweden; Breda, The Netherlands and Ravensburg, Germany.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, statements regarding the size of the proposed offerings, completion of the proposed offerings, the anticipated use of proceeds of the proposed offerings, the market activities of certain holders of the 2016 Notes and the Notes and exchanges, conversions or redemptions of the 2016 Notes, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and

Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Source:

Repligen Corporation

Sondra Newman

Global Head of Investor Relations

(781) 419-1881

snewman@repligen.com